Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Christopher L. Nines, Chief Financial Officer of Forestar Real Estate Group Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, this Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Forestar Real Estate Group Inc.

/s/  Christopher L. Nines
Christopher L. Nines

March 4, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Forestar Real Estate Group Inc. and will be retained by Forestar Real Estate Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.